Chuma Engages Spencer Edwards as Exclusive U.S. Financial Advisor

LOS ANGELES, CA, Feb 13, 2015 (Marketwired via COMTEX) -- Chuma Holdings, Inc. (OTCQB: CHUM) ("Chuma" or "the Company") is pleased to announce that Spencer Edwards Inc. ("Spencer Edwards") has signed an agreement to act as Chuma's exclusive U.S. Financial Advisor.

Spencer Edwards is a Denver, Colorado based FINRA Member Retail Broker-Dealer/Investment Banker and NASDAQ Exchange Member Market Maker acting as an investment banking firm specializing in small and midcap equities.

In business since 1990, Spencer Edwards is a Denver, Colorado-based FINRA Member Retail Broker-Dealer/Investment Banker and NASDAQ Exchange Member Market Maker acting as an investment banking firm specializing in small and mid-cap equities. Spencer Edwards makes markets in approximately 75 stocks, provides traditional retail brokerage and acts as underwriter in public offerings of equities and private placements of debt and equities. Spencer Edwards is one of the few Denver-based Investment firms who still staff a full service trading desk focused on market making in OTC securities and execution of NASDAQ and Listed Securities. For more information, visit www.spenceredwards.com.

"We believe that the evolution currently taking place in the legal cannabis space has created some unique opportunities for certain investors. We believe that CHUMA is well positioned to capitalize on this advancing industry and this creates a unique opportunity for us to bring both economic and intellectual capital to the Company," states Mr. Steven Quoy, Managing Director of Capital Markets at Spencer Edwards. "Our primary investment banking focus is providing structured equity investments to companies like Chuma and providing the liquidity necessary to accomplish their strategic goals. We believe the Chuma management team has demonstrated sector expertise, and the vision for market leadership."

"We look forward to working closely with Spencer Edwards, and leveraging their extensive relationships among institutional investors, venture capitalists, and investment banking firms, as well as with allied independent broker-dealers," states Mr. Kevin Wright, President of Chuma.

About Chuma Holdings Inc.

Chuma (OTCQB: CHUM) and our wholly-owned subsidiaries provide turnkey financing and support solutions to the rapidly evolving and growing legal cannabis industry. We provide "seed to sale" key business services including financing, compliance consulting, dispensary solutions, banking and payment processing solutions, and marketing and sales consulting. Chuma's experienced team has over thirty-five years combined experience in the lawfully organized cannabis industry in California, and we are currently generating revenue from existing financing and service solutions. We are planning on expanding throughout California and bringing our array of services to each new state that legalizes the use of cannabis. For more information, please visit www.chuma.us

Safe Harbor Statement

This release contains "forward-looking statements" that include information related to future events and future financial and operating performance. The words "may", "would", "will", "expect", "estimate", "can", "believe", "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: the ability of Chuma to secure appropriate funding to implement its business plan, the demand for Chuma's services, Chuma's ability to maintain customer and strategic business relationships, the regulation of legal cannabis on both state and federal levels, the impact of competitive products and pricing, growth in targeted markets, and other information that may be detailed from time-to- time in Chuma's filings with the United States Securities and Exchange Commission. Chuma undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Kevin Wright
President
Chuma
www.chuma.us
(702) 751-8455

Steve Quoy
Managing Director, Capital Markets

Joe Lavigne
Managing Director, Investment Banking

(303) 740-8448